Exhibit (d)(12)(a)

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

PROFUND ADVISORS LLC

THIS AMENDMENT is made as of May 4, 2022 (the “Amendment”), to the Investment Sub-Advisory Agreement dated as of May 1, 2009, as amended from time to time (the “Agreement”), between Transamerica Asset Management, Inc. (“TAM”) and ProFund Advisors LLC (the “Sub-Adviser”), pursuant to which TAM has engaged the Sub-Adviser to provide certain advisory services to the fund(s) and/or portfolio(s) listed on Schedule A to this Amendment (each, a “Fund”), each Fund a separate series of the Transamerica trust listed on Schedule A to this Amendment (each, a “Trust’’). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Registration Statement Disclosures.

The Sub-Adviser represents, warrants and agrees that it has reviewed the Trust’s current registration statement on Form N-lA solely with respect to the disclosure respecting or relating to the Sub-Adviser’s management of the Fund, including any performance information the Sub-Adviser provides that is included in or serves as the basis for information included in the Registration Statement as filed with the SEC and any existing amendments or supplements thereto, including without limitation any supplements filed pursuant to Rule 497 under the Securities Act of 1933 (as so amended and supplemented from time to time, the “Registration Statement”) and upon receipt from TAM, agrees to promptly review future amendments or supplements to the Registration Statement that relate to the Sub-Adviser or the Fund, prior to filing with the SEC and represents and warrants that, solely with respect to the disclosure respecting or relating to the Sub-Adviser’s management of the Fund, including any performance information the Sub-Adviser provides that is included in or serves as the basis for information included in the Registration Statement, as of the date of this Agreement, agrees to promptly notify TAM, to the extent that the Sub-Adviser actually knows or reasonably should know, if the Registration Statement contains any untrue statement of any material fact or omits any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

To the extent that the Sub-Adviser knows or reasonably should know, the Sub-Adviser further agrees to notify TAM and the Trust promptly of any statement respecting or relating to the Sub-Adviser contained in the Registration Statement that becomes untrue in any material respect or if the Registration Statement omits any statement of material fact respecting or relating to the Sub-Adviser that is required to be stated therein or necessary to make the statements contained therein not misleading.

With respect to the disclosure respecting the Fund, the Sub-Adviser represents, warrants and agrees that the description in the Registration Statement, including the Fund’s investment objective, investment strategies and risks (the “Description”), as of the date of this Agreement and any future amendments or supplements to the Registration Statement, upon the Sub-Adviser having a reasonable opportunity to review such future amendments or supplements, is consistent with the manner in which the Sub-Adviser is managing the Fund, and the identification and description of risks in the Registration Statement is inclusive of, and accurately describes in all material respects, all material risks known to the Sub-Adviser that may arise in connection with the management of the Fund by the Sub-Adviser.

The Sub-Adviser further agrees to notify TAM and the Trust promptly in the event that the Sub-Adviser becomes aware that the Description for a Fund is inconsistent with the manner in which the Sub-Adviser is managing the Fund, or in the event that the identification and description of risks in the Registration Statement fails to include, or accurately describe in all material respects, all material risks known to the Sub-Adviser that may arise in connection with the management of the Fund by the Sub-Adviser.

In all other respects, the Agreement dated as May 1, 2009, is confirmed, and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of May 4, 2022.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Vice President and Chief Investment Officer, Advisory Services

PROFUND ADVISORS LLC

By:	/s/ Michael L. Sapir
Name:	Michael L. Sapir
Title:	Chief Executive Officer

SCHEDULE A

As of May 1, 2022

TRANSAMERICA SERIES TRUST

Fund
Transamerica ProFund UltraBear VP